Exhibit 99.1

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FOR IMMEDIATE RELEASE
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Date:    November 24,  2003
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Contact: Leigh J. Abrams, President and CEO
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Phone:   (914) 428-9098   Fax: (914) 428-4581
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E Mail:  Drew@drewindustries.com
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             Drew Industries to List on the New York Stock Exchange

White Plains, New York - November 24, 2003 - Drew Industries Incorporated (AMEX:
DW) today announced that it has filed an application to transfer its stock listing to the New York Stock Exchange ("NYSE") from the American Stock Exchange ("AMEX"). The Company's stock is expected to begin trading on the NYSE under the stock ticker symbol "DW" on December 11, 2003. Concurrent with the NYSE listing, the Company's shares will be withdrawn from the AMEX. The Company will continue to trade on the AMEX until the transfer date.

"We continue to move down the path toward becoming the leading supplier of systems and components to the recreational vehicle and manufactured housing markets and this is a logical step in our growth," said Leigh J. Abrams, President and CEO of Drew Industries. "Over the last several quarters we have continued to gain market share, introduced new products, made several successful acquisitions and have posted strong financial results. Our listing on the NYSE will allow us greater exposure to the investment community, while also ensuring a more liquid trading environment for our shareholders."

"The Exchange is privileged to welcome Drew Industries to its family of listed companies," said New York Stock Exchange President and co-COO Catherine R. Kinney. "As a leading national supplier of a wide variety of components for RV's and manufactured homes, Drew Industries is taking a well earned place among the world's best companies. We look forward to an outstanding partnership with the company and its shareholders."

About Drew

Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes. Drew's products include aluminum and vinyl windows and screens, doors, chassis, chassis parts, RV slide-out mechanisms and power units, bath and shower units, and electric stabilizer jacks. From 41 factories located throughout the United States and one factory in Canada, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward Looking Statements

This press release contains certain statements, including the Company's plans and expectations regarding its operating strategies, products and costs, and its views of the prospects of the recreational vehicle and manufactured housing industries, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's views, at the time such statements were made, with respect to the Company's future plans, objectives, events and financial results such as revenues, expenses, income, earnings per share, capital expenditures, and other financial items. Forward-looking statements are not guarantees of future performance; they are subject to risks and uncertainties. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to competition, raw material costs (particularly vinyl, aluminum, steel, glass, and ABS resin), availability of retail and wholesale financing for manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the financial condition of our customers, interest rates, and adverse weather conditions impacting retail sales. In addition, general economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

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